Exhibit 99.1

UTSTARCOM REPORTS SECOND QUARTER 2004 RESULTS – UPDATES 2004 AND 2005 FINANCIAL GUIDANCE

•                  Record Second-Quarter Revenues of $689.6 Million, an Increase of 70 Percent Year-Over-Year

•                  Gross Margins of 25.4% - A Result of Competitive Pricing Pressure in China Market as well as Supply-Chain Constraints Delaying International Revenue Recognition

•                  GAAP Earnings of $43.2 Million, or $0.32 Per Share

ALAMEDA, Calif., July 27, 2004 – UTStarcom, Inc. (Nasdaq: UTSI), a global leader in IP access networking and services, today reported its second quarter revenues and earnings for the three months ended June 30, 2004.

The company will conduct a conference call today, Tuesday, July 27, to discuss these results. The call will take place at 4:30 p.m. EDT. (Please see Conference Call section below for dial-in numbers.)

“UTStarcom continues to go through a significant transformation as a company,” said Hong Lu, chief executive officer of UTStarcom. Just four years ago, UTStarcom was heavily focused on China and PAS technology. In the past year, we entered a number of new markets through a combination of organic growth and strategic acquisitions.       I believe that the next six months will be a crucial transition period for UTStarcom as we integrate all new initiatives into our core business model and emerge as a truly diversified global telecom solutions provider.

“This second quarter is an example of both the successes and the challenges we experience as a company going through such a transformation,” Lu continued.  “We are disappointed with the weaker than anticipated gross margins and earnings per share, which are primarily the result of continued pricing pressure in China as well as supply chain constraints that delayed recognition of some higher-margin international revenues.  At the same time, we are optimistic as we experience an increasingly strong global demand for our products and are committed to executing on our long-term strategy of delivering profitable growth to our shareholders.  In the second quarter, we signed nearly

$300 million in international contracts, bringing the total to more than $400 million in the first half of the year.”

In order to better accommodate growing international demand and increased product portfolio diversification, UTStarcom has engaged a leading global supply chain-consulting firm to assist in transforming the company’s supply chain management.

“We expect supply chain improvements will make us more agile and flexible and enable us to resolve any future constraints,” said Lu. “I am committed to focusing the balance of 2004 on delivery and execution to meet our customers’ demands.”

Net sales for the second quarter of 2004 were $689.6 million, an increase of 70 percent over net sales of $405.8 million reported in the second quarter of 2003.

Second quarter gross margins came in at 25.4 percent, as compared to projected gross margins of 27-28 percent.

GAAP net income for the second quarter of 2004 was $43.2 million, or $0.32 per share.  This compares to net income of $39.4 million, or $0.33 per share, for the second quarter of 2003.

“While the pressure we have seen on gross margins has led us to revise our EPS guidance going forward, we have confidence in our revenue guidance and strong visibility for 2004 and 2005,” said Mike Sophie, chief financial officer of UTStarcom.  “Despite UTStarcom’s significant transformation period, the company is delivering impressive growth and outstanding profits.”

Key Highlights for Q2 2004

Solid Financial Performance

•                  Record Q2 revenues of $689.6 million

•                  Strong GAAP Earnings of $43.2 million, or EPS of $0.32

•                  Booked approximately $300 million in international contracts in Q2 and $400 million June YTD

•                  Announced more than $233 million in iPAS contracts in China in Q2 2004 for a total of over $600 million June YTD

•                  Improved inventory turns to 2.7, up from 2.3 in Q1 2004

Key Customer Wins

•                  Versatel (Europe) – IP-DSLAM

•                  Tiscali (Europe) – IP-DSLAM

•                  Softbank BB (Japan) – IP-DSLAM

•                  Chunghwa Telecom (Taiwan) - NetRing optical products

•                  FITEL (Taiwan) – PAS

•                  Vonage (North America) - 8250 Personal Communications Management System (PCMS)

•                  Telefonica del Sur (Chile) - iPAS

Customer Milestones

•                  UTStarcom PAS subscribers in China reached 30 million at the end of Q2, with total PAS subscribers in China estimated at approximately 54 million

•                  International PAS subscribers reached 819,000 driven by success in Taiwan and Vietnam

•                  Additionally, PAS has been adopted in several international markets, including Honduras, Chile, Mali, Swaziland, Mauritius and Cameroon.

•                  To date, UTStarcom has deployed more than five million lines of IP-DSLAM equipment globally

•                  UTStarcom’s participation as a key IP-DSLAM provider to Softbank has enabled the successful growth of Yahoo! BB’s broadband and VoIP services. Approximately 4.3 million people have subscribed to Yahoo! BB’s broadband service and more than 4 million to the BB Phone service by the end of June 2004

Global Technology Leadership

•                  Announced opening of new service and support centers in Gurgaon, India and Mexico City, Mexico

•                  Acquired TELOS Technology, a leading provider of industry-proven packet core networks for CDMA2000

•                  Provided MovingMedia 2000 IP-based wireless softswitch technology to QUALCOMM for use in an in-flight CDMA wireless voice communications test onboard an American Airlines commercial aircraft

•                  Announced definitive agreement to acquire select assets of Audiovox Communications Corporation (ACC) for $165.1 Million, providing UTStarcom with the following benefits:

•                  A comprehensive sales, service, and support platform

•                  A well-recognized CDMA handset brand

•                  Strong product marketing expertise

•                  Key relationships with top-tier CDMA operators, particularly in North and South America

•                  Demonstrated 100 Mbps over copper and HDTV services at SUPERCOMM with Ikanos Communications

•                  Introduced standards-based Gigabit Ethernet PON product family

•                  Introduced Release 6.2 of the 8250 Personal Communications Management System (PCMS)

Financial Guidance

Revised guidance for 2004 and 2005 is as follows:

Revenue Range:	Q3 2004:	$695-$700 million
	FY 2004:	$2.95-$3.0 billion*
	FY 2005:	$4.0 -$4.3 billion*

Gross Margins:	Q3 2004:	27-28%
	FY 2004:	27%**
	FY 2005:	27%+***

As previously projected, the company believes that gross margins have reached a low point in Q2 2004 and will improve throughout the balance of 2004.

GAAP EPS Range:	Q3 2004:	$0.34-$0.35
	FY 2004:	$1.65-$1.70****
	FY 2005:	$2.20

(*Includes anticipated revenue of $200M in Q4 2004 and $800M in 2005 related to the acquisition of Audiovox Communications Corporation)

(**Anticipated gross margin consists of 28% core UTStarcom gross margins and 5% gross margins associated with revenues derived in Q4 from Audiovox Communications Corporation)

(***Anticipated gross margin consists of 30% core UTStarcom gross margins and 13% margins associated with the revenues derived from Audiovox Communications Corporation)

(****Includes anticipated charges related to the acquisition of Audiovox Communications Corporation)

Conference Call

The company will conduct a conference call, which is open to the public, to discuss these results. The call will take place at 4:30 p.m. (EDT). The conference call dial-in numbers are as follows: United States — (888) 398-3046; International — (706) 634-2492.

A replay of the call will be available from approximately 5:30 p.m. (EDT) on July 27, 2004 to 11:59 p.m. (EDT) on August 5, 2004. The conference call replay numbers are as follows: United States — (800) 642-1687; International — (706) 645-9291. The Access Code is 8639252.

Investors will also have the opportunity to listen to the conference call and the replay over the Internet through UTStarcom’s web site at: www.utstar.com

To listen to the live call, please go to the Web site at least 15 minutes early to register, and to download and install any necessary audio software.  For those who cannot listen to the live broadcast, a replay will also be available on this site.

About UTStarcom, Inc.

UTStarcom is a global leader in IP access networking solutions and international service and support. The company sells its wireline, wireless, optical and switching solutions to operators in both fast growth and established telecommunications markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient end-to-end IP networks. Founded in 1991 and headquartered in Alameda, California, the company has research and design operations in New Jersey, China, and India. UTStarcom is a FORTUNE 1000 company.

For more information about UTStarcom, visit the company’s Web site at

www.utstar.com.

Forward-Looking Statements

This release includes forward-looking statements, including the foregoing statements regarding continued growth in demand for the Company’s products, anticipated results of the Company’s acquisitions, anticipated improvements in supply chain management and the guidance given for anticipated gross margins, revenue and earnings per share for the third quarter and full-year of 2004 and for 2005.  These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. These risk factors include rapidly changing technology, the changing nature of global telecommunications markets, both in China and globally, the termination of significant contracts, the direction and results of future research and development efforts, evolving product and applications standards, reduction or delays in system deployments, product transitions, potential non-realization of backlog, changes in demand for and acceptance of the Company’s products, general adverse economic conditions, and trends and uncertainties such as changes in government regulation and licensing requirements, both in China and globally. The Company also refers readers to the risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.

Company Contacts

Chesha Kamieniecki

Sr. Investor Relations Manager

510-749-1560

Press Contact

Andy Tennille

Public Relations Associate

510-749-1212

andy.tennille@utstar.com

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